Exhibit 10.2

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") dated August 20, 2021, is entered into by and between ROANOKE GAS COMPANY, a Virginia corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated March 31, 2016, as amended from time to time ("Credit Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.         The following is hereby added to the Credit Agreement as Section 1.1.1.:

"SECTION 1.1.1.         TERM LOAN.

(a)         Term Loan. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make a delayed draw term loan to Borrower in the principal amount of Fifteen Million Dollars ($15,000,000.00) ("Term Loan"), the proceeds of which shall be used to refinance and consolidate certain of Borrower’s existing indebtedness, including amounts outstanding under the Line of Credit. Borrower's obligation to repay the Term Loan shall be evidenced by a promissory note dated August 20, 2021, as modified from time to time ("Term Note"). Borrower may request one advance under the Term Loan in accordance with the provisions of the Term Note. Bank's commitment to make the advance under the Term Loan shall terminate on October 1, 2021.

(b)         Repayment. Principal and interest on the Term Loan shall be repaid in accordance with the provisions of the Term Note.

(c)         Prepayment. Borrower may prepay principal on the Term Loan solely in accordance with the provisions of the Term Note."

2.         The effective date of this Amendment shall be the date that all of the following conditions set forth in this Section have been satisfied, as determined by Bank and evidenced by Bank’s system of record. Notwithstanding the occurrence of the effective date of this Amendment, Bank shall not be obligated to extend credit under this Amendment or any other Loan Document until all conditions to each extension of credit set forth in the Credit Agreement have been fulfilled to Bank's satisfaction.

(a)         Approval of Bank Counsel. All legal matters incidental to the effectiveness of this Amendment shall be satisfactory to Bank's counsel.

(b)         Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed by all parties:

(i)	This Amendment and each promissory note or other instrument or document required hereby.
(ii)	Corporate Resolution and Certificate of Incumbency: Third Party.
(iii)	Corporate Resolution and Certificate of Incumbency: Borrower.
(iv)	Such other documents as Bank may require under any other Section of this Amendment.

(c)         Regulatory and Compliance Requirements. All regulatory and compliance requirements, standards and processes shall be completed to the satisfaction of Bank.

3.         Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

4.         Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment and as of the date of Borrower’s execution of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

5.         Borrower hereby covenants that Borrower shall provide to Bank from time to time such other information as Bank may request for the purpose of enabling Bank to fulfill its regulatory and compliance requirements, standards and processes. Borrower hereby represents and warrants to Bank that all information provided from time to time by Borrower or any Third Party Obligor to Bank for the purpose of enabling Bank to fulfill its regulatory and compliance requirements, standards and processes was complete and correct at the time such information was provided and, except as specifically identified to Bank in a subsequent writing, remains complete and correct today, and shall be complete and correct at each time Borrower is required to reaffirm the representations and warranties set forth in the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be effective as of the effective date set forth above.

WELLS FARGO BANK,  NATIONAL ASSOCIATION

By:  /s/ Matthew S. Churchill

MATTHEW S. CHURCHILL,

SENIOR VICE PRESIDENT

ROANOKE GAS COMPANY

By:  /s/ Paul W. Nester

PAUL W. NESTER,  PRESIDENT,

CHIEF EXECUTIVE OFFICER

By:  /s/ Lawrence T. Oliver

LAWRENCE T. OLIVER, VICE PRESIDENT,

INTERIM CHIEF FINANCIAL OFFICER, TREASURER,

CORPORATE SECRETARY

GUARANTOR'S CONSENT AND REAFFIRMATION

The undersigned guarantor of all indebtedness of ROANOKE GAS COMPANY to WELLS FARGO BANK, NATIONAL ASSOCIATION hereby: (i) consents to the foregoing Amendment; (ii) reaffirms its obligations under its Continuing Guaranty; (iii) reaffirms its waivers of each and every one of the defenses to such obligations as set forth in its Continuing Guaranty; and (iv) reaffirms that its obligations under its Continuing Guaranty are separate and distinct from the obligations of any other party under said Amendment and the other Loan Documents described therein.

GUARANTOR:

RGC RESOURCES, INC.

By: /s/ Paul W. Nester

PAUL W. NESTER, PRESIDENT,

CHIEF EXECUTIVE OFFICER

By: /s/ Lawrence T. Oliver

LAWRENCE T. OLIVER, VICE PRESIDENT

INTERIM CHIEF FINANCIAL OFFICER, TREASURER,

CORPORATE SECRETARY